As Filed With the Securities and Exchange Commission on September   , 2001

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.   20549


                                   Amendment No. 2
                                          to
                                     FORM SB - 2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  SCIENTIO, INC.
                         (Name of Small Business Issuer)


Delaware                          7372                   11-3581664
(State of Incorporation)          (SIC)              (Employer I.D.#)

                              461 Beach 124 Street
                           Belle Harbor, N.Y. 11694
                                (718) 318-0994

(Address and telephone number of principal executive offices and principal place of business)

                           Gerald Kaufman
                         33 Walt Whitman Road
                               Ste 233
               Huntington Station, New York 11746
                             (631) 271-2055

(Name, Address and telephone number of agent for service)
Approximate date of commencement or proposed sale to the public:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier
effective Registration Statement for the same offering.   [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earliest effective Registration
Statement for the same offering.  [     ]

If this Form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [    ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:   [    ]





CALCULATION OF REGISTRATION FEE

Title of each class  Amount to     Proposed     Proposed maximum Registration
Of securities to be  be registered maximum      aggregate offering  fee
  Registered                       offering price    Price
                                   Per share

Common Stock         403,000 shares $0.03(2)      $12,090-            $100
(3)
($.001 par value
 Per share) (1)



1.	Shares of common stock of the registrant being distributed to shareholders of Modern Technology Corp.

2.	Based upon  the book  value of the stock solely for purposes of calculating the registration fee pursuant to Rule 457.

3.            The Registration Fee is the minimum amount.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.













                              PRELIMINARY PROSPECTUS
                              Subject to Completion

                                  SCIENTIO, INC.

                                    PROSPECTUS

                          403,000 Shares of Common Stock

The shares of Scientio being offered will be issued as a dividend distribution to the shareholders of Modern Technology Corp. of record as of
September     ,   2001 on the basis of one share of Scientio common stock for each 50 shares of Modern common stock.

Modern shareholders are not required to take any action to receive their shares of Scientio common stock. No consideration need be paid by holders of Modern shares for shares of Scientio. See, however, "Federal Income Tax Consequences of the Distribution".

This is our initial public offering and no public market currently exists for
our shares.   We cannot guarantee that any market will develop for our
shares.     We will apply for listing on the over-the-counter Bulletin Board under the proposed symbol "SCEN" or to the over-the-counter pink sheets, a centralized quotation service.

The Scientio shares involve a high degree of risk. Scientio is a newly formed company and has not had any sales.

You should carefully consider the information appearing under the caption
"Risk Factors", on page      .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this
prospectus is truthful or complete.   Any representation to the contrary is a
criminal offense.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER     , 2001












                        SCIENTIO, INC.

                         PROSPECTUS

                      TABLE OF CONTENTS

Prospectus Summary......................
Risk Factors..........................
Capitalization...........................
Dividend Policy..........................
Information Concerning Modern   .................
Federal Income Tax Consequences
   Of the Distribution........................
Management's Discussion of
    Plan of Operation........................
Business............................
Management ..........................
Executive Compensation......................
Related Transactions................ ........
Principal Shareholders of Common Stock..............
Description of Securities of Scientio .................
Legal Matters ...........................
Experts.............................
Disclosure of Company Position on Indemnification for Securities
     Act Liabilities.........................
Financial Statements.......................


Until (       ),2001 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, may be required to deliver a prospectus. This is in additions to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.











                                 PROSPECTUS SUMMARY



You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

THIS SUMMARY HIGHLIGHTS MATERIAL INFORMATION REGARDING OUR COMPANY AND THE
OFFERING CONTAINED IN THIS PROSPECTUS.    HOWEVER, THIS SUMMARY IS NOT
COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO
YOU.    YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE
FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION.


Organization and Business of Scientio.

     Scientio was incorporated in the State of Delaware, on December 11, 2000. We intend to develop, market and support software components that can be used to analyze data (data mining) flowing in the XML (extensible markup language) protocol between computers over the Internet or Intranets. We have yet to generate any sales to date.

      We intend to engage in the following activities: market our products in component form to software developers, enter into joint ventures with third party software developers to integrate, customize and develop on the intellectual property contained in its initial products for specific markets and offer general consultancy making use of our products to third parties.

      We have completed development and are offering for sale our first datamining software product, the XML Miner package version 1.0. The package contains three components, XML Miner, XML Rule and Strucfind. We are working on an XML Rule package which will contain two components, XML Rule and a Rule Editor. The XML Rule component is completed, while the XML Rule Editor component is not yet finished. The XML Miner Package is self contained and on sale. The XML Rule Package will also be self contained when the Rule Editor is finished. We expect that the XML Rule Editor component will be completed by the end of September 2001 along with an updated version 1.1 of the XML Miner Package. The targeted customers are software developers.

     While our XML Miner Package has been installed and running on our web site, offering online demonstrations of its performance in two distinct applications areas, we have not yet sold any units of XML Miner or the XML Miner Package nor has our technology been installed to date by any business and no assurance can be given that our technology will work in an operational setting. To date, we have also not entered into any joint venture or general consultancy agreements nor licensed any of our technology to software development companies.

The XML Miner package has been developed by our president, Andrew Edmonds and we anticipate future software products (including the XML RULE package)will be developed by Mr. Edmonds. Mr. Edmonds is our only paid and significant employee. He devotes his full time to the business of Scientio. Anneke Edmonds, our treasurer and chief financial officer/director and Arthur Seidenfeld, our company secretary and director both devote about 20% of their time to company business and both are non paid officers/directors.


Agreement with Modern Technology Corp.

On December 8, 2000, Modern entered into an agreement with Andrew Edmonds, President, and Anneke Edmonds, principal shareholder, to form Scientio and whereby Modern agreed to purchase 403,000 shares of Scientio representing 20% of the outstanding shares, for an investment of $188,500 and an additional investment of up to $50,000 to cover the costs of registering those shares and distributing them to shareholders of Modern. Modern's 403,000 shares are these shares to be issued as a dividend in this offering. Anneke Edmonds is the principal shareholder of Scientio.

Modern Technology Corp is engaged in financial consulting activities since 1983. This is the second distribution of shares by Modern to its shareholders since 1983. Modern considers distribution of shares on a case by case basis. Management of Modern has not yet determined if these distributions of shares will become a regular business practice. There was no prior affiliation between Andy and Anneke Edmonds and Modern. There will be no affiliation between Scientio and Modern after the distribution of Modern's shares, other than Arthur Seidenfeld's ownership of shares in Modern and Scientio. The effective per share paid by Modern is $.59 (assuming an investment of $188,500 and the $50,000 to cover registration costs of this offering). As of the date of this registration statement, Modern has invested $218,500 ($188,500 and $30,000 paid to cover registration costs). Based upon this $218,500 paid to date the effective per share paid by Modern to date is $.54.

 Arthur Seidenfeld has a 47.9% ownership interest in Modern. Mr. Seidenfeld will own 9.6% of Scientio's common stock after the dividend distribution.

Lack of Trading Market.

Prior to the date of this document, there has not been any established trading market for Scientio's common stock. Application will be made to list the shares of Scientio common stock on the OTCBB under the symbol "SCEN", or to the over-the-counter pink sheets. Scientio cannot predict the likelihood of the application being accepted. If the application is accepted Scientio cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.




Public Ownership of Scientio

     Scientio's management and board of directors decided that public ownership is consistent with, and would best support, Scientio's strategic
business development plan.   To this end, Scientio entered into an agreement
with Modern that provided for Modern to receive shares for its investment and distribute them to its shareholders.


The Offering

     We are registering for distribution by Modern to its security holders
403,000 shares of our common stock.   Distribution will be made on the basis
of 1 share of Scientio for each 50 shares of Modern owned by shareholders on
September    , 2001.

     Because of Modern's role in the distribution there is a possibility that it may be deemed to be a "statutory underwriter within the meaning of Section 2(11) of the Securities Act. Modern has advised us that it will comply the prospectus delivery requirements that would apply to a statutory underwriter in connection the distribution of our shares to its shareholders. Further, Modern has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by Modern in the market if a market develops. However, Modern will not own any shares of our company after the distribution and has no plans for future sales or purchases.

     Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits bid or purchases to stabilize the price of a security in the distribution.


Tax Consequences of the Distribution.

Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that Modern has current or accumulated earnings and profits. The fair market value of Scientio's shares will be established by trading that develops immediately subsequent to the Distribution. As of May 15, 2001, the taxable dividend value of each of the Scientio shares to be distributed to Modern shareholders was $.02. This was arrived by taking Scientio's shareholders equity $34,494 at May 15, 2001 and dividing that amount by the number of outstanding Scientio shares on May 15, 2001: 2,015,000.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor about their own particular situation.


Location

      Our offices are located at 461 Beach 124 Street. Belle Harbor, N.Y. 11694 (Modern Technology's office) and at Haydon House, Station Road, Woburn Sands, Bucks MK178RX in the United Kingdom. (MK178RX is the United Kingdom mail zip code).The Haydon House address in the United Kingdom is where we conduct our research and business activities. Our telephone number in the U.S.A. is 718 318-0994 and in the United Kingdom 44 1908 584-226. Our Internet web site is located at http://www.metadatamining.com





RISK FACTORS

     An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Financial Position Is Weak

     We are a very early stage company, we have a limited history, no
revenues and we expect losses in the future.   We have never been profitable,
we expect to incur net losses for the foreseeable future and we may never be
profitable.   We have incurred only expenses from inception through May 15,
2001 and no revenues. As of May 15, 2001, we had an accumulated deficit of $76,569.

     We have only recently introduced our new products. As a result of our very limited operating history, it is difficult to forecast our future
operating results.   We expect to substantially increase our sales and
marketing, product development and general administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability in the future.

If the market's acceptance and adoption of XML technologies does not develop, our future results may suffer.

All of our products are based upon and rely solely upon XML technology, which has only recently been commercially introduced. We have yet to generate any sales of our XML Miner Software Package Version 1.0 which was introduced for sale on our website in June 2001 and by Component Source, a marketing company of software components in July 2001.

The communication and data standards for the internet, are set by the W3C (World Wide Web Consortium) committee. They issued the first XML standard in 1997 and management believes it was almost immediately used in commercial products by Microsoft and others who had worked on the specification with the W3C.

     Because XML was produced by the W3C committee, management believes its acceptance is highly likely. Some standards generated by them are more successful than others. For instance, management believes Microsoft has made XML fundamental to their "net" initiative. A majority of new web site will use XML technology, and as web sites are redesigned and re-engineered they will be converted. Management believes a majority of all web sites will use XML within four years. Management's statements are opinions of Andy Edmonds, our president who is active in developing XML software.

While we believe XML has demonstrated clear advantages over the previous methodologies for transferring data between databases and web servers, web servers and internet browsers and between business automation servers over the Internet or intranets, there are many such systems in existence and we cannot guarantee that our statements regarding the uptake or conversion rate of existing systems in existence or the uptake or conversion rate of existing systems or the percentage of new web sites that will adopt XML will come true.

We cannot be sure that XML technology and XML based products will achieve broad market acceptance, that our XML products will be accepted or that other superior technologies will not be developed.

The failure of XML or of our XML products to achieve broad acceptance would adversely affect our ability to generate revenues. The XML technology is one of several competing technologies used in information exchange and Internet commerce.


Lack of growth or decline in Internet usage or the lack of acceptance of commerce conducted via the Internet could be detrimental to our future operating results.

     Our products enhance a company's ability to transact business and conduct operations utilizing the Internet. Therefore, our future sales and any future profits are substantially dependent upon the widespread acceptance and use of the Internet as an effective medium of commerce of consumers and
businesses.    Rapid growth in the use of the Internet and other online
services is a recent development, and we are unsure whether that acceptance and use will continue to develop, or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services as a medium of commerce.

     In addition, the Internet may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and web performance improvements. If the Internet continues to experience significant growth in the number of users, frequency of use or an increase in bandwidth requirements, the Internet's
infrastructure may not be able to support the demands placed upon it.   In
addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental
regulation.   If Congress, or other governing bodies within and outside the
United States, decide to alter materially the current approach to, and level of, regulation of the Internet, we may need to adapt our technology. Any required adaptation could cause us to spend significant amounts of time and money. If use of the Internet does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet does not effectively support growth that may occur, if government regulations change, or if the Internet does not become a viable commercial marketplace, our business will likely suffer.

Intense competition and increasing consolidation in our industry could create stronger competitors and harm our business.



     The market for our products is intensely competitive, highly fragmented, characterized by rapid technological change and significantly affected by new product introductions. Recent acquisitions of several competitors by large software companies and other market activities of industry participants have increased the competition in our market. Our competitors consist of a number of private and public companies, including, among others, Sequoia Software, which markets an XML search engine called Xdex for intranet use; Inktomi, which has already established relationships with companies such as America Online, British Telecommunications, Cnet, Excite@Home, Intel, Microsoft, Sun Microsystems and Yahoo, each of which uses XML for various purposes; Ultraseek, a division of Go.com (a Disney company) whose customers include Sun Microsystems, 3Com, Ericsson and others; and IBM, which has modified an
existing HTML search tool to accommodate XML documents.   In addition, we
face competition from in-house software developers who may develop some or
all of the functionally that our products provide.   Many of our competitors
have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition, a broader range of products to offer and a larger installed base of customers, any of which factors could provide them with a significant competitive advantage.

If we fail to develop strategic relationships with industry partners, our efforts to license our product may be unsuccessful.

     At the present time, we lack an existing installed customer base to which our innovative products and services can be offered. As a result, we will need to establish critical strategic relationships with industry partners who have large installed customer bases to whom we can offer licenses to our products, which may be combined or bundled, with their own software. If we are not successful in establishing these relationships, it will be more difficult for us to be successful in our efforts to achieve a large customer base for our products.

If we fail to develop new products and services in the face of our industry's rapidly evolving technology, our future results may be adversely affected.

     Due to the recent emergence of the Internet and the Web as a forum for conducting business, the market for Web application server systems in which we participate is subject to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. Our growth and future operating results will depend in part upon our ability to enhance existing applications and develop and introduce new applications or components that.

          .     meet or exceed technological advances in the marketplace
          .     meet changing customer requirements
          .     achieve market acceptance
          .     integrate successfully with third party software and
platforms, and
          .     respond to competitive products

     Our product development and testing efforts have required, and we are expected to continue to require, substantial investment. We may not possess sufficient resources to continue to make the necessary investments in technology.

We will continue to need significant capital, without which our business may fail

We have required significant capital to date and will require additional capital to fully implement our business plan. We believe we have sufficient funds to cover working capital needs through March 31, 2002 and will need to raise between $50,000-$100,000 over the next twelve months. We do not currently have arrangements with respect to other sources of additional financing and there can be no assurance that additional financing will be
available to us on commercially reasonable terms or at all.   The inability to
obtain additional financing, when needed, would have a material adverse affect on us, including possibly requiring us to curtail or cease our operations. To the extent that future financing involves the sale of our equity securities, other then existing stockholders, including investors in this offering, could be substantially diluted.

We need to manage our growth effectively or we may not succeed.

     We need to be a growing company. Our ability to manage our growth will depend in large part on our ability to generally improve and expand our operational and sales and marketing capabilities. Additionally, we may not adequately anticipate all the demands that growth may impose on our systems, procedures and structure. Any failure to inadequately anticipate and respond to these demands or manage our growth effectively would have a material adverse affect on our future prospects.




If we lose our key personnel or fail to attract and retain additional personnel, the success and growth of our business may suffer


Our management team has been in place for a relatively short period of time. We do not have written employment agreements with any of our key personnel. We only have a limited consulting arrangement with Mr. Andrew Edmonds, our president and the chief technology leader of the XML products. Our future success will also depend significantly on our ability to attract, integrate and retain highly skilled technical personnel who are active and highly regarded in the XML community. As XML technology is relatively new, the degree to which it is accepted and absorbed in the marketplace is dependent, in part, upon assembling technology personnel who have the credibility and skills to successfully promote acceptance of our products. If we are unable to attract, integrate and retain such persons, our business could be adversely affected. We will obtain a key man life insurance policy on Andy Edmonds in the amount of $1,000,000 after the effective date of the registration statement. If we were to lose his services it would have a material adverse effect upon our competitive position in the industry.



Capacity restrictions of our XML-based products could reduce the demand and utility for our products


Concurrency restrictions can limit Internet deployment and use capacity. The boundaries or our XML analysis capacity, in terms of numbers of concurrent users or interactions, are unknown because, to date, no customer or testing environment has reached these boundaries. The XML analysis capacity boundaries may, at some future time, be reached and, when reached, may be insufficient to enable our customers to achieve their desired levels of information deployment and exchange. We may lose customers or fail to gain new customers if either of these occurs.


Lack of Trading Market

There currently exists no public trading market for our common stock, and there can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, there can be no assurances that you will be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.


In addition, it is likely that our common stock will be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to "penny stocks" require a broker dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized list disclosure document prepared by the Commission. That disclosure document advises an investor that investment in "penny stocks" can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in "penny stocks," to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.


FORWARD LOOKING STATEMENTS


This prospectus includes forward-looking statements.  We have based these forward-looking statements on our current expectations and projections
about future events.   We identify forward-looking statements with the words
"plan", "expect", "anticipate", "will", "should", and similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section below as
well as throughout this prospectus.   In light of these risks, uncertainties
and assumptions, the forward-looking events discussed in this prospectus might
not occur.   In light of the significant uncertainties inherent in the
forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.


DIVIDEND POLICY


We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our Board of Directors, based upon such factors as the Company's historical and projected earnings, its working capital surplus and anticipated demands for capital expenditures.




CAPITALIZATION


The following table sets forth the capitalization of Scientio as of May 15, 2001. This table should be read in conjunction with the accompanying Financial Statements and Notes.
                                                          $
Stockholders Equity

Common Stock $.001 par value,
 30,000,000 Shares authorized,
   2,015,000 Shares issued and outstanding.              2,015
Paid-in capital                                        197,548
(Deficit) Accumulated during the Development Stage     (76,569)
Subscription Receivable                                (88,500)
                                                       -------
     Total Capitalization                               34,494
                                                       =======
The subscription receivable of $88,500 was paid by May 31, 2001.



INFORMATION CONCERNING MODERN

Modern Technology, Inc., is a Nevada company that is publicly owned (but not traded). It is engaged in financial consulting activities and through a subsidiary, an internet business to business marketplace which is in the development stage and has yet to generate any revenues to date.

Modern has over 350 shareholders with 20,150,000 outstanding common shares. For the year ended June 30, 2000, Modern had total assets of $788,106 and shareholder's equity of $777,806. For the year ended June 30, 2000, total revenues amounted to $43,812 with a net loss of $39,216. For the nine months ended March 31, 2001, Modern had total assets of $816,770 with shareholder's equity of $803,243. For the nine months ended March 31, 2001, Modern's revenues were $104,799 with net income of $25,437.

On December 8, 2001, Modern and Scientio entered into an agreement whereby Modern invested $188,500 in the Common Stock of Scientio and received 403,000 shares equal to 20% of the outstanding shares. Modern also agreed to invest up to $50,000 to defray expenses of registering the shares issued to Modern and to allow the distribution on a pro rata basis to Modern shareholders.

This is the second distribution of shares by Modern to its shareholders since 1983. Modern considers distribution of shares on a case by case basis. Management of Modern has not yet determined if these distributions of shares will become a regular business practice.


PLAN OF DISTRIBUTION


Modern will distribute the 403,000 of the Scientio shares it owns to the
its shareholders as a dividend as of a record date September             ,
2001 on the basis of one Scientio share for each 50 Modern common shares.

Modern shareholders will initially have their ownership of Scientio common stock registered only in book-entry form in which no certificates are
issued.   On the distribution date, each Modern shareholder of record as of the close of business on the record date will be mailed one share of Scientio common stock for each 50 shares of Modern Technology Corp they hold. Modern shareholders that hold their stock in street name will have their Scientio common stock credited to their brokerage accounts. The record date for the
distribution is the close of business on September    , 2001.

Modern shareholders will not be required to pay any cash or other
consideration to receive Scientio common stock in the distribution.   No
fractional shares will be issued. Arthur Seidenfeld, president of Modern will provide a limited number of his shares in Scientio to those Modern shareholders holding more than a half share in Scientio to round up to the nearest whole number (a total of less than 500 shares is available for rounding).

Shares of Scientio common stock distributed to Modern shareholders will be freely transferable, except for shares of Scientio common stock received by persons who may be deemed to be affiliates of Scientio under the Securities Act of 1933, as amended. Persons who are affiliates of Scientio following the Distribution will be permitted to sell their shares of Scientio common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act. Arthur Seidenfeld, president of Modern and also secretary/director of Scientio may be deemed to be an affiliate of Scientio.

Scientio was created to develop XML datamining products. We believe that if our stock is traded in the public markets it will be easier for us to raise capital to fund our operations. We therefore entered into the agreement with Modern to have our stock distributed as a dividend to Modern shareholders.

The management of Modern considers the distribution of the 403,000
Scientio shares to its shareholders as a way to enhance shareholder value and as a means to maximize the long-term financial return to its shareholders. Modern believes that the distribution of Scientio shares and the resulting creation of a publicly-held corporation may increase the value of the Scientio shares and it may offer the stockholders of Modern greater liquidity than if all 403,000 shares purchased by Modern were retained by it. In addition, the Distribution will result in Scientio becoming a publicly-traded company. Assuming Scientio shares are publicly traded, with equity securities could be used in its compensation programs and to facilitate potential alliances.

The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the Scientio common stock and the ability of Scientio management to successfully take advantage of growth, acquisition and alliance opportunities. Many of these factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors".

Because of Modern's role in the Distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of
Section 2(11) of the Securities Act. Modern has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, Modern has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by Modern in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stablilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.



FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     The following discussion is a general summary of current Federal Income tax consequences of the Distribution as presently interpreted, and a shareholder's particular tax consequences may vary depending on his individual circumstances. You are urged to consult your own tax advisor as to the particular tax consequences to you of the Distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

     The Internal Revenue Service will not give an advance ruling as to the valuation of the Scientio common stock to be distributed as a dividend by Modern to its shareholders. The IRS is not bound by any determination made by Modern as to the fair market value of the property distributed to the Modern shareholders.

     The distribution of Scientio common stock to Modern shareholders as a
dividend is a taxable event.   Section 301 of the Internal Revenue Code of
1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed. Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1983, or out of earnings and profits for the year of the distribution. Management believes Modern has accumulated earnings and profits in the corporation as of June 30, 2001. The year of the distribution will be fiscal 2002 (year ended June 30, 2002). Thus, the distribution will be taxable as an ordinary dividend only to the extent there are accumulated earnings and profits.

     If Modern has no earnings and profits for the fiscal year 2001, then the distribution will be treated as a dividend of Modern to the extent of the fair market value of the property distributed, to the extent of accumulated earnings and profits. If the fair market value of the distribution is greater than the accumulated earnings and profits of Modern, the excess will be treated as a liquidating distribution. Generally a liquidating distribution is treated as a return of the shareholder's basis, reducing his or her tax basis in the investment. To the extent the distribution exceeds the tax basis of the investment, the excess will be treated as a gain from the sale of the investment. If Modern has earnings and profits for the fiscal year 2002, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through fiscal year 2001 and any remainder will be treated as a liquidating dividend. If Modern has accumulated earnings and profits through the date of distribution that exceed the value of the distribution then the entire distribution will be considered a taxable dividend to the shareholders.

     Corporate holders of Modern shares (other than S Corporation) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on
their ownership percentage in Modern.   The holding period for the Modern
shareholders for the Scientio common stock received in the Distribution will commence on the date of the Distribution.

     Computation of Fair Market Value. For income tax purposes, Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close to as possible) of the distribution. Since there is no trading market for Scientio shares, fair market value will be calculated at the appropriate time using other valuation techniques. We are going to use the net book value of Scientio on the date of distribution, since there is currently no trading market for Scientio's shares. As of May 15, 2001, the taxable dividend value of each of the Scientio shares to be distributed to Modern shareholders would be $.02. This is arrived at by dividing Scientio's shareholders equity on May 15, 2001- $34,494 by the number of Scientio shares outstanding on May 15, 2001: 2,015,000.

The recipients of the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of Modern will receive the shares without any direct payment for them. The information about the amount of the taxable dividend per share will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for Modern for its fiscal year 2001. Modern's fiscal year 2001 is the year ended June 30, 2001, the period for which the most recent financial data about Modern will be available.


MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND PLAN OF OPERATION.

We are in the development stage, not yet generating any revenues. We have completed development of our XML Miner software package Version 1.0 consisting of the XML Miner, XML Rule and Strucfind components which we are currently offering for sale on our Company's website. We are working on the XML Rule Package, which will contain the XML Rule component (already completed) and the XML Rule Editor which is not yet finished. We expect the Rule Editor and an updated 1.1 version of the XML Miner package will be finished by the end of September 2001. Over the next twelve months, we do not anticipate the purchase of any significant amount of plant or equipment and we do not anticipate any significant changes in the number of company employees.

For the period from inception (December 12, 2000) to May 15, 2001 we incurred expenses of $76,744, consisting of funds paid to our president ($50,007) as part of a management's agreement, fees for professional services ($10,260), general and administrative expenses ($16,058), depreciation expense ($419) and offset by interest income of $175-. The expenses, offset by interest income resulted in a net loss of $76,569.

We received initial funding from Modern Technology Corp., ("Modern") one of our principal shareholders. As of May 15, 2001, Modern invested $100,000 and had invested an additional $88,500 by May 31, 2001. We believe these funds will be sufficient to cover working capital needs through March 31, 2002 and we will need to raise an additional $50,000-$100,000 over the next 12 months. There are no commitments for any additional financing.

At May 15, 2001, we had shareholders' equity of $34,494.


BUSINESS


     Our Company develops markets and supports software components that can be used to analyze data (data mining) flowing in the XML (extensible markup language) protocol between computers over the Internet or Intranets. The end user of these software products can build intelligent interfaces for e-business to improve profitability, dynamically select business partners and terms and improve support to customers. We believe we are the only software company to focus on data mining data in the XML format.

     Our principal products, the XML Miner Package Version 1.0 and the XML Rule Package can be purchased by developers of internet web sites and general software. The XML Miner and XML Rule Packages will be used by internet web or general application software developers seeking to add intelligence to an internet web site or application. Examples are an insurance web site pre-screening customers into specific risk groups to be offered particular products. On a financial services web site, selecting product offerings based on a simple questionnaire or on a web site where customers are shown specific products which may be of interest to them based upon their past buying history.

     The XML Miner Package Version 1.0 which is completed and offered for sale on our website and marketed by the company, Component Source, consists of three components, XML Miner, XML Rule and Strucfind. XML Miner extracts knowledge in a Metarule format. Metarule is an XML based standard for describing knowledge. XML Rule makes use of the knowledge in our proprietary Metarule format. Strucfind displays to the user the structure of XML data so that a person can decide what knowledge the person wants to extract from it when using XML Miner. An example of a potential buyer for the XML Miner package is a software developer who is working with a mail order client's website. The mail order company wants to determine who would be a potential buyer of one of their products based upon records showing purchasers of similar products. The mail order company wants to extract data from its records in order to identify potential buyers. We have not yet sold any units of the XML Miner Package Version 1.0.

     Our web site was live on June 1, 2001 with our XML Rule Package Version
1.0 ready for sale. We started our marketing effort on June 8, 2001. ComponentSource, a U.S. marketer of "off-the-shelf" reusable software components started marketing our XML Rule Package Version 1.0 at the beginning of July 2001.

The software developer's purchasing process takes some time and the stages, in management's opinion, are likely to be the following:

 .	A developer is asked to research developing a piece of software.
 .	The developer plans out the general form of the solution including the kinds of objects it should contain.
 .	For each object the developer determines if it already exists off the shelf or if the developer has to write it. The developer looks around for objects and downloads demo versions and evaluates them (usually a 2-
3 week process).
 .	He presents the solution to his or her superiors and gets permission to purchase (2-3 weeks?).
 .	We get a sale.


In our conversations with personnel of Component Source, they informed us it was not uncommon for it to take several months before receiving orders for software components. No assurance can be given that sales will be received within the time frame outlined above or even at all.


     Our XML Rule Package will consist of two components: the XML Rule and XML Editor. The XML Rule component has been completed and we anticipate completing developing the XML Editor by the end of September 2001. The Rule Editor component will allow a person to write in their own knowledge, in our Metarule format and in verbal terms to indicate how to work a system. An example of a potential buyer of the XML Rule Package would be a software developer who wants to develop a credit rating system which would allow for checking one's credit without being prejudicial or discriminatory and by using an existing human process and automating this process. Both the XML Miner Package and the XML Rule Package will be stand along products. We do not anticipate selling separately components of each product, only the complete software package.

We also will enter into joint ventures with third party software developers to integrate, customize and develop on the intellectual property contained in its initial products for specific markets and also offer general consultancy making use of our products to third parties. We may license the technology of XML Miner and XML Rule to software development companies. To date we have not signed on any joint venture, consultancy or licensing agreements for our technology.

Background Information

The communication and data standards for the internet, are set by the W3C (World Wide Web Consortium) committee. They issued the first XML standard in 1997 and management believes it was almost immediately used in commercial products by Microsoft and others who had worked on the specification with the W3C.

XML is used for transactions and passing data in relatively small lumps between machines running different operating systems and software, frequently across the Internet. XML permits information to be transferred in a format that is universally accessible and readable by both men and machine. The structure and meaning of the data transferred via XML, enclosed as a stream of text or a document, can be explained using another document (a DTD-document type definition) that sets out the formal and structure of the first document in a way that is again universally accessible and controlled by international standards. Consumers and creators of data with a common interest, for example, financial traders, medical insurers can and have agreed on a common DTD that permit them to exchange data freely over the internet in a common format.

A strong area of growth for XML is the business to business market where companies are looking for savings in communication between manufacturers, suppliers and dealers passing orders, confirmations, delivery notes between different and dissimilar computer systems over the Internet using XML.

     Data Mining is the process of finding meaningful relationships in data that help to predict some useful and perhaps profitable fact or event. Examples are predicting customer behavior in supermarkets based on purchasing patterns, detecting patters of fraudulent transactions or identifying customers who are bad risks for credit or insurance. Depending on one's educational background, data mining can be considered an extension of statistics and probability theory or Artificial/Computational Intelligence. Both these disciplines are useful in this field and can overlap in their application.

     Data mining products have in general been tied to databases of a particular type. One of Microsoft's newest products. SQL Server 2000, includes basic elementary data mining built in. Manufacturers of more general products have had to adapt their software to work with multiple databases and carry the related costs of testing and support.

     XML offers the opportunity to develop data mining tools that operate directly on XML documents themselves, whatever DTD is used. Such tools would not need to support multiple database types or be relegated to niche markets. In addition, the way in which XML is used and the way in which business applications are frequently arranged in tiers, with the middle tier performing the legacy database to XML conversion and checking against business rules, offers an ideal place inside computing systems to locate data mining tools if they understand XML.

     Data mining tools must be considered as separate from the normal analytical processing of data. Data mining is concerned with vague and fuzzy data, and relationships that do not always hold, but hold often enough to be useful. This requires far more sophisticated software than is currently on sale in the XML market. Our company has developed just such a set of tools.

     The data mining process can be thought of as consisting of two parts, the discovery of relationships and the exploitation and use of them. The discovery process need not be performed every day, or even every week, assuming that the relationships detected have a reasonable lifetime. A user would typically wish to exploit very opportunity that came about, however, this might be every few milliseconds in a busy system. The discovery system can be relatively complex and run either continually or in a batch or group mode. The exploitation systems must be simple and very fast.

Introduction to our Products

     A software developer could buy products off the shelf and assemble something that would perform the same tasks, but only after writing a good deal of code to link these objects. A software developer that created such a solution for a web site he or she was working on would be unlikely to see the solution as one he or she could sell to others, since it would contain objects he or she did not own. The developer would look at our products as something to use on his or her next website design that would in management's opinion save him or her money and achieve the same ends more efficiently with less requirement for coding testing and debugging.

     The XML Miner and XML Rule Packages can be applied to two classes of problems: those that has gone unsolved because the people with the problem did not know anything about artificial intelligence or thought the solution would be too expensive to implement, or the other class, problems that have already been solved with special purpose code that cannot be re-used, where in management's opinion, we can offer a solution that is more efficient. It is management's opinion that the component software industry, which is currently valued at $1 Billion annually by Component Source is predicated on the idea that it is almost always cheaper for developers to use a component written by someone else that has been thoroughly tested and encapsulates knowledge that would be expensive to obtain, rather than write their own, to use just once with the concomitant expense of testing and bug fixing.


Products

We have two products, XML Miner Package Version 1.0 (completed and being marketed)and XML Rule Package (to be completed by the end of September 2001). The XML Miner package is the discovery program. It analyzes data prescribed in XML files, strings or data islands and stores the results in another XML file or string, the rule file. The file or string containing the discovered rules can be passed on to XML Rule package, which is the exploitation program. Data flowing in or out of a business server in XML format can flow through XML Rule, the exploitation component, which will apply the rules and pass if so wished, the results directly into the XML data stream. Alternatively, XML Rule can be accessed programmatically so that data values passed from a user or calculated on the server can be placed into XML Rule, and the results used to change the flow of a program especially one running on an internet server.
 .
     The opportunity exists with these software tools to do things like apply a risk rating to online customers automatically, to segment customers online, filtering out likely low spenders or predicting customer likes and dislikes. The users server would receive all of the customer's data, plus the analyses of it provided by XML Rule. Where data is complete and where values can be determined from other data values that are present XML Rule can fill in the missing data. For instance, a customer may supply height and weight to a web site but not dress size for an online clothing retailer. XML Rule could predict the dress size, assuming training data were available.

Technology

     XML development, although very new, has proceeded a lot like the early days of Internet development. Companies and individuals have developed solutions that can be used on a wide variety of software platforms, such as MS-Dos, Microsoft Windows, Macintosh and Linux, and then giving them away free or at low cost. These are "loss leaders" intended to give the company a presence in the new XML market, and have created a strong interest in this technology, and provided the basic tools to use it. The opportunity is present for more sophisticated tools, priced commercially, to take advantage of the market that has already been built.

     Our first product the XML Miner Software Package Version 1.0 (already completed and being marketed) and the XML Rule Package (to be completed in September 2001) are coded as COM objects and will run only on Microsoft platforms with Microsoft servers. Our initial product, the XML Miner Package version 1.00 is priced for single users at $800- limited to a maximum of five simultaneous uses and a version 1.0 for six or more simultaneous uses is priced at $3,000. For someone who has purchased an $800 single to five simultaneous uses package and wants to obtain a six or more simultaneous uses package, he or she can pay an additional $2,200 and obtain the benefits of a six or more simultaneous user. XML Miner is presently offered for sale on our Internet web site http//www.metadatamining.com and by ComponentSource.

Competition

     There were no data mining products that claimed to work with XML when we searched reference sources in the XML Community, nor when we searched reference sources in the data mining community. We are the only company to focus on data mining data in the XML format. Microsoft has made significant investment in XML and XML is vital to its future plan. Should Microsoft develop datamining products in the XML format they would be a substantial competitor for us. We may experience competition from software data mining companies who prepare future products in an XML format. Future web mining software products may also be written in an XML format. If data mining and web mining software companies introduce products written in an XML format, that event would intensify competition in our field.

     The competition as discussed in the risk factors section is one of a general nature. Where there is a specific datamining need which can be solved by our software products, there will also be software written in a non XML format by other software companies (probably requiring the use of a data mining consultant). Where there is a requirement for a datamining product in an XML format, a software developer will use a pre-existing datamining product already written for a specific application in a non XML format which has to be modified by an expert in both data mining and XML. If a potential customer uses XML and wants to solve such a datamining need using the minimum of specially written code, and without hiring experts, that person will find that in management's opinion, our XML software is currently unique in representing a general solution to such problems applicable to a wide range of circumstances.


 Markets

Software can be divided into two basic categories, software for developers and software for end users. Developers can be those looking to create new products for sale, or working inside large firms integrating products together to produce business platforms such as internet web sites. XML Miner and XML rule are components, not entire solutions in their own right. They cannot at present be used by end-users without any technical abilities. Per Component Source, the market for software components purchased by software developers for all business applications (including but not limited to datamining and artificial intelligence components) is about $1 billion yearly.

     Our products are therefore geared to software developers. Our sales and marketing approach combines direct sales through our London office with a web presence at our http://www.metadataming.com website. The basic software for our XML Miner and XML Rule are available as a free but time and user limited download at our metadatamining website allowing developers to sample the software before committing to a purpose. By allowing free downloads of the XML Miner and XML rule software, we believe we will expose our XML products to its intended audience of software developers.

     We are planning to advertise our XML products on relevant web site and to place our products for sale with a company which is a vendor of component software. This Company is a market place for technical decision makers (including software developers) involved in specifying, locating and buying software components. One of their marketing approaches is to send out compact discs (CD's) with every Microsoft development system with details of all of the component software they sell. We will also list our metadatamining web site on Internet search engines. We also anticipate reaching software developers through direct email advertising and advertising in publications devoted to software developers.

     We have filed trademark applications for the names XML RULE and XML MINER with the United States Patent and Trademark Office with a filing date of February 6, 2001. We currently own the following domain names, all of which will be used as alternative addresses for our web site or future spin offs from the site: metadatamining.com, FuzzyInference.com,xmlminer.com,xmlrule.com and websiteanalyzer.com.



MANAGEMENT

          The officers and directors of the Company are as follows:

NAME                    AGE               POSITION

Andrew Edmonds          45               President and Director
Anneke Edmonds          39               Treasurer and Director
Arthur Seidenfeld       50               Secretary and Director

Andrew Edmonds

          Dr. Edmonds has been President of the Company since its formation
in December 2000.    During the past ten years he has acted as a director and
chief technology officer of various companies concerned with creating software making use of artificial and computational intelligence. In 1987, he wrote his first commercial software product, a neural network simulator
called Neurun. This was  Britain's first Neural network product.   In 1989,
he formed a new company called Neural Computer Sciences and produced the first Windows based Neural network system in 1990. In 1993, he developed a product that dynamically created financial trading systems called Darwin and thereafter his company, Science in Finance developed products exclusively for Transworld Oil, a Bermuda based futures trading company. He is the author of a variety of published papers covering Neural networks, genetic algorithms, Chaos theory, genetic programming and Fuzzy logic, and their applications to biotechnology, Financial time series prediction and other areas. From April 2000 to December 2000 he worked on consultancy projects investigating a
speaker verification system for e-commerce applications.    Dr. Edmonds
received a PhD degree from the University of Luton in 1996 and in 2000 he became a member of the British Computer Society.

Anneke Edmonds

          Mrs. Edmonds is the wife of Andrew Edmonds and for the past five years has been assisting her husband in marketing activities and in web site
and graphic design.     During 1990-1991 she was a Marketing Manager for
Amscan, Ltd. Mrs. Edmonds has a B.A. Degree from Tulane University (1985) and is a member of the Chartered Institute of Marketing.

Arthur Seidenfeld

          Mr. Seidenfeld is President and a Director of Modern Technology Corp., a public financial consulting company, which has invested in Scientio
and will spin-off to its shareholders the Scientio shares it owns.   Mr.
Seidenfeld was President of Davin Enterprises, Inc., a "blind pool" from 1987 to 1998 when it merged with Creative Masters, Inc. He is also President (since 1998) of Daine Industries, a "blind pool", which company previously owned Lite King Corp., which merged with National Cabling Service in 2000. He has a B.S. in Accounting from New York University School of Commerce (1972) and an M.B.A. in Finance from Pace University (1978).

Executive Compensation

The only officer entitled to compensation is Andrew Edmonds, the
President of the Company. Dr. Edmonds devotes his full time to the business of Scientio. Pursuant to the shareholder's agreement of December 8, 2000, Dr. Edmonds is to be paid a minimum salary of $90,000 on or before December 8, 2001. Dr. Edmonds has agreed to transfer to the Company all improvements of the Company's products and any new software products he develops for a three
year period ending December 8, 2003.   In the event this salary is not paid to
Dr. Edmonds he will be free of the three year restriction provided all shares issued to Mrs. Edmonds are returned to the treasury of the Company.

We are paying rent monthly of about $1,700 (1,200 british pounds) to Anneke Edmonds, treasurer and director for use of two rooms (about 300 square feet) in Mrs. Edmond's home under an oral agreement on a month by month basis. Included in the rental are monthly payments for telephone, utilities and the use of equipment, computers and software owned by Andrew and Anneke Edmonds. Management believes the amount payment is equivalent to or less than current market rental rates. Anneke Edmonds, our treasurer and chief financial officer/director and Arthur Seidenfeld, our company secretary and director both devote about 20% of their time to company business and both are non paid officers/directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was formed pursuant to an Agreement as of December 8, 2000 among Modern Technology Corp., Andrew Edmonds and Anneke Edmonds where it was agreed to form the Company and issue 2,015,000 shares as follows: 1,591,850 shares to Anneke for assigning the software to the Company; 403,000 shares to Modern for $188,500 with an additional investment of up to $50,000 to cover registration costs and 20,150 shares to Richard Kashdan for services related to the formation of the Company. On December 6, 2000, Andrew Edmonds assigned to Anneke Edmonds the software he developed, before the time the Company was organized (December 11, 2000) and before December 8, 2000, the date an agreement was signed with Modern Technology Corp.

PRINCIPAL SHAREHOLDERS

          The following table sets forth information with respect to beneficial ownership of our common stock by:

               .     each person who beneficially owns more than 5% of the
                    Common Stock;
               .     each of our executive officers named in the Management
                    section;
               .     each of our Directors; and
               .     all executive officers and Directors as a group.

          The table shows the number of shares owned as of July 1, 2001 and the percentage of outstanding common stock owned as of July 1, 2001. Each person has sole voting and investment power with respect to the shares shown, except as noted.

                           Number of Shares
                         Of Common Stock
Name and Address         Beneficially            Percentage of Outstanding
Of Beneficial Owner      Owned (1)               Shares Owned (2)

Anneke Edmonds           1,591,850               79%

Andrew Edmonds                 -0-

Modern Technology Corp.(3) 403,000               20%

Arthur Seidenfeld (3)          -0-

(1) Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any
changes in beneficial ownership.     Except as indicated, the persons named
in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)     The percentages shown are calculated based upon 2,015,000 shares of
common stock outstanding on July 1, 2001.    In calculating the percentage
of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of July 1, 2001 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person. There are currently no options outstanding.

(3) Upon completion of this offering, Modern Technology will distribute to its shareholders all its shares of the Company and will no longer own any shares. Arthur Seidenfeld as a shareholder, owning 47.9% of Modern will receive 193,096 shares of Scientio (9.6%) and his mother as a 12% shareholder of Modern will receive 48,530 shares (2.4%).


DESCRIPTION OF SECURITIES

     We are authorized to issue 30,000,000 shares of Common Stock, par value
$.001 per share.   We do not have any authorized preferred shares.

The Common Stock shall have voting rights on all matters requiring a vote of stockholders. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. The holders of Common Stock shall have exclusively all other rights of stockholders. There is no cumulative voting with respect to the election of Directors, with the result that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors. The holders of Common Stock are entitled to receive dividends if declared by the Board of Directors out of funds legally available for them. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

Transfer Agent

          Our transfer agent is Jersey Transfer Trust Co. Their telephone number is 973 239-2712.

Reports to Shareholders

          We intend to furnish annual reports to shareholders which will include audited financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.


Shares Eligible for Future Sales

          If a trading market develops, the market price of the Common Stock may be adversely affected by the sale, or availability for sale, of substantial amounts of the Common Stock in the public market following the
distribution.   The 403,000 shares included in the distribution will be
freely tradable. However the 193,096 shares held by Arthur Seidenfeld, our secretary and director will be subject to Rule 144 of the Securities Act as discussed in the next paragraph. Shares can be sold subject to the volume limitations and other conditions of Rule 144.

          All of the other 1,612,000 outstanding shares of Common Stock may be sold in the public market only if registered or pursuant to Rule 144 of the Securities Act. The provisions of Rule 144 provide that these securities will be available for sale in the public market on December 15, 2001 which is one year from the date they were issued, subject to the volume limitations and other conditions of Rule 144.



LEGAL MATTERS

          The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Gerald A. Kaufman, of 33 Walt Whitman Road, Suite 233, Huntington Station, New York 11746.




EXPERTS

          Our financial statements as of March 31, 2001 and for the period from inception December 12, 2000 to March 31, 2001, have been included herein in reliance on the report of Greenberg & Company CPA's LLC, independent certified public accountants, appearing elsewhere herein, given upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMPANY POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our certificate of incorporation and by-laws provide that we shall indemnify all of our directors and officers to the fullest extent permitted
by Delaware law.   Under such provisions, the director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Interactive. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling Interactive pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


















                                SCIENTIO, INC.

                             FINANCIAL STATEMENTS

                                MARCH 31, 2001











                                   I N D E X





Page


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                 1


BALANCE SHEET - ASSETS                                             2


BALANCE SHEET - LIABILITIES AND EQUITY                             3


STATEMENT OF OPERATIONS                                            4


STATEMENT OF SHAREHOLDERS' EQUITY                                  5


STATEMENT OF CASH FLOWS                                            6


NOTES TO THE FINANCIAL STATEMENTS                                  7 - 9








             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






To the Shareholders and Board of Directors of SCIENTIO, INC.


We have audited the accompanying balance sheets of SCIENTIO, INC. (a development stage enterprise) as of March 31, 2001 and the related statement of operations, shareholders' equity and cash flows for the period December 11, 2000 (inception) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements' presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SCIENTIO, INC. (a development stage enterprise) as of March 31, 2001, and the results of its operations and its cash flows for the period ended March 31, 2001, in conformity with generally accepted accounting principles.




GREENBERG & COMPANY LLC

Springfield, New Jersey
June 12, 2001

                                  SCIENTIO, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                                   BALANCE SHEET



                                   A S S E T S



                                                 May 15, 2001     March 31,
                                                  (Unaudited)       2001


CURRENT ASSETS

Cash and Cash Equivalents                          $ 29,002     $  56,248
                                                    -------       -------
TOTAL CURRENT ASSETS                                 29,002        56,248
                                                    -------       -------
FIXED ASSETS, At Cost

Equipment                                             4,360         4,177
Software                                              1,592         1,592
                                                      -----         -----
                                                      5,952         5,769
Less:  Accumulated Depreciation                        (411)         (242)
                                                      -----         -----
FIXED ASSETS, net                                     5,541         5,527
                                                      -----         -----
OTHER ASSETS

Deposits                                                -0-           157
                                                      -----          ----
TOTAL OTHER ASSETS                                      -0-           157
                                                      -----          ----
TOTAL ASSETS                                       $ 34,543     $  61,932
                                                    =======       =======






See accompanying summary of accounting policies and notes to financial statements.

                                        SCIENTIO, INC.
                                        BALANCE SHEET
                              (A DEVELOPMENT STAGE ENTERPRISE)



     L I A B I L I T I E S   A N D   S H A R E H O L D E R S'   E Q U I T Y





                                          May 15, 2001          March 31,
                                          (Unaudited)               2001
CURRENT LIABILITIES
Accounts Payable and Accrued Expenses     $          49     $       49
                                                     --             --
TOTAL CURRENT LIABILITIES                            49             49
                                                     --             --

COMMITMENTS & CONTINGENCIES

SHAREHOLDERS' EQUITY

Common Stock - 30,000,000 Shares
 Authorized, 2,015,000 Issued &
 Outstanding Shares at $.001 Par Value            2,015          2,015
Paid In Capital                                 197,548        197,548
(Deficit) Accumulated during the
 Development Stage                              (76,569)       (49,180)
  Subscription Receivable                       (88,500)       (88,500)
                                                -------        -------
TOTAL SHAREHOLDERS' EQUITY                       34,494         61,883
                                                -------        -------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 34,543       $ 61,932
                                                =======        =======








See accompanying summary of accounting policies and notes to financial statements.

                                SCIENTIO, INC.
                       (A DEVELOPMENT STATE ENTERPRISE)
                           STATEMENT OF OPERATIONS


                                    For the      For the      Cumulative
                                    Period       Period       Amounts from
                                    April 1,     December     December 11,
                                    2001 to      11, 2000     2000
                                    May 15,      (Inception)  (Inception)
                                    2001         to March     to May 15, 2001
                                   (Unaudited)   31, 2001     (Unaudited)
Interest Income                      $  -0-     $    175     $  175

General and Administrative Expenses   (7,241)      (8,817)   (16,058)

Officer Salary                       (19,820)     (30,187)   (50,007)

Professional Fees                       (157)     (10,103)   (10,260)

Depreciation Expense                    (171)        (248)      (419)
                                     -------      -------    -------
INCOME (LOSS) BEFORE INCOME TAXES    (27,389)     (49,180)   (76,569)

  Income Tax Expense (Benefit)           -0-          -0-        -0-
                                     -------      -------    -------
NET INCOME (LOSS)                $   (27,389)  $  (49,180) $ (76,569)
                                     ========     ========   ========
Basic and Diluted
Earnings (Loss) Per Share           $  (.01)     $  (.02)  $   (.04)
                                     =======      =======    =======
Weighted Average Number of Shares of
  Common Stock Outstanding           2,015,000   2,015,000  2,015,000
                                     =========   =========  =========













See accompanying summary of accounting policies and notes to financial statements.

                               SCIENTIO, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                    STATEMENT OF SHAREHOLDERS' EQUITY
          FOR THE PERIOD DECEMBER 11, 2000 (INCEPTION) TO MAY 15, 2001



                                                  (Deficit)
                                                 Accumulated
                        Common Stock              During the
                      Number  $.001     Paid-In Development Subscription Shareholders'
                    of Shares Par Value Capital    Stage      Receivable      Equity
Initial Investment
 in Common Stock
 at December 15,
 2000                 403,000   $403    $188,097               $(88,500)    $ 100,000

Stock issued for
 service at
 December 15, 2000     20,150     20       9,451                                9,471

Stock issued for
 Software at
 December 15, 2000  1,591,850  1,592                                            1,592

Net Income (Loss)
 for the period
 December 11, 2000
 (Inception)
 through March 31,
 2001                                               (49,180)                  (49,180)
                    ---------  -----     -------    --------    --------      --------

BALANCES AT
 MARCH 31, 2001     2,015,000  2,015     197,548    (49,180)    (88,500)       61,883

Net Income (Loss)
 for the period
 April 1, 2001 to
 May 15, 2001
 (Unaudited)                                        (27,389)                  (27,389)
                    --------- ------    --------   ---------   ---------     ---------
BALANCE AT
 MAY 15, 2001       2,015,000 $2,015    $197,548   $(76,569)   $(88,500)     $ 34,494
                    ========= ======    ========   =========   =========     ========







See accompanying summary of accounting policies and notes to financial statements.
                                                                Page 5 of 9



                               SCIENTIO, INC.
                  (A DEVELOPMENT STAGE ENTERPRISE)
                        STATEMENT OF CASH FLOWS

                                                                                   Cumulative
                                                                                   Amounts from
                                            For the Period     For the Period      December 11, 2000
                                            April 1, 2001 to   December 11, 2000  (Inception) to
                                            May 15, 2001      (Inception) to        May 15, 2001
                                            (Unaudited)       March 31, 2001        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income (Loss)                          $  (27,389)       $  (49,180)         $  (76,569)
 Adjustments to Reconcile Net Income (Loss)
 to Net Cash
 Provided by (Used In) Operating Activities:
  Depreciation                                     169               248                 417
  Stock Issued for Services                         -0-            9,471               9,471
  Change in Assets and Liabilities:
 Decrease (Increase) in Deposits                   157              (157)                 -0-
   Increase (Decrease) in Accounts Payable          -0-               49                  49
                                               -------           -------             -------
Net Cash Provided by (Used In)
  Operating Activities                         (27,063)          (39,569)            (66,632)
                                               --------          -------             -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                           (185)           (4,177)             (4,362)
                                                  ----            ------              ------
Net Cash Provided By (Used In)
   Investing Activities                           (185)           (4,177)             (4,362)
                                                  ----            ------              ------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Common Stock Insurance              -0-          100,000             100,000
                                                  ----           -------             -------
Net Cash Provided By (Used In)
 Financing Activities                               -0-          100,000             100,000
                                                  ----           -------             -------
Effect of Exchange Rate Changes on Cash               2              (6)                  (4)
Net Increase (Decrease) in Cash and
 Cash Equivalents                               (27,246)          56,248              29,002
Cash and Cash Equivalents at Beginning
 of Period                                       56,248              -0-                 -0-
                                                 ------           ------              ------
CASH AND CASH EQUIVALENTS AT END OF PERIOD   $   29,002       $   56,248          $   29,002
                                               ========        =========           =========
Supplemental Disclosures of Cash Flow Information:
  Cash Paid During the Period For:
  Interest Expense                         $        -0-       $     -0-         $        -0-
Income Tax                                 $        -0-       $     -0-         $        -0-

Non Cash Investing and Financing Transactions:
Stock Issued for Services                  $        -0-      $     9,471        $     9,471
Stock Issued for Software                  $        -0-      $     1,592        $     1,592


See accompanying summary of accounting policies and notes to financial statements.
                                                               Page 6 of 9


                                 SCIENTIO, INC.
                      (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO THE FINANCIAL STATEMENTS
          FOR THE PERIOD DECEMBER 11, 2000 (INCEPTION) TO MAY 15, 2001
                                    (Unaudited)

NOTE 1:     ORGANIZATION AND NATURE OF OPERATIONS

Scientio, Inc. (Scientio) is a Delaware corporation. Scientio is in the development stage and has not generated any revenue. Scientio's offices are located in the United Kingdom and the United States. Scientio's principal purpose was to acquire the ownership and all commercialization rights to a line of software products titled the XML Miner Packages and the XML Rule Packages and any other data mining technology developed by Andy Edmonds. These products mine XML code to find relationships and predict values using fuzzy-logic rules, then apply them to web sites, applications, or anywhere that a COM control or Java bean can be used.

NOTE 2:     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Currency Translation

The Company's functional currency is the British pounds sterling in which revenue and expenses are generated. For reporting purposes, the reporting currency is the US Dollar. The translating functional currency statement into the reporting currency was performed in accordance with Statements of Financial Accounting Standards (SFAS) 52 and General Accepted Accounting Principles (GAAP).

Cash and Cash Equivalents

Cash equivalents consist of highly liquid, short-term investments with original maturities of 90 days or less.

Property and Equipment, At Cost

Depreciation is calculated using the straight line method over the asset's estimated useful life, which is 5 years for equipment and 3 years for software. Depreciation expense for the Period December 11, 2000 (inception) to March 31, 2001 was $248, and for the period April 1, 2001 to May 15, 2001 was $171.

Revenue Recognition Policy

The company recognizes sales, for both financial statement purposes and for tax purposes, when the products are shipped to customers.

                             SCIENTIO, INC.
                 (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO THE FINANCIAL STATEMENTS
       FOR THE PERIOD DECEMBER 11, 2000 (INCEPTION) TO MAY 15, 2001
                             (Unaudited)
                             (Continued)

Estimates in Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

NOTE 3:     OFFICER SALARY AND PROFESSIONAL FEES

The company has an agreement with its president to complete and maintain all of the company's products, including XML Rule Package and XML Miner Package. In this agreement, the company agrees to pay the officer at least $90,000 per annum. The officer has received $30,187 and $19,820 for the period December 11, 2000 (inception) to March 31, 2001 and for the period April 1, 2001 to May 15, 2001, respectively.

NOTE 4:     STOCK BASED COMPENSATION

The person who performed services in relation to the formation of the corporation received 20,150 common shares approximating the fair market value of $9,471. This amount was changed to professional fees during the period ended March 31, 2001. This stock based compensation plan is accounted for in accordance with SFAS No. 123.

                                  SCIENTIO, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)
                    NOTES TO THE FINANCIAL STATEMENTS
        FOR THE PERIOD DECEMBER 11, 2000 (INCEPTION) TO MAY 15, 2001
                                  (Unaudited)
                                  (Continued)


NOTE 5:     TRANSFERS OF NONMONETARY ASSETS BY SHAREHOLDERS

According to the Securities and Exchange Commission's Staff Accounting Bulleting 48, when the company acquires assets from shareholders in exchange for stock just prior to its first public offering, the assets should generally be recorded at cost to the shareholder. On December 15, 2000, the company acquired software from a shareholder and recorded the software at a cost of $1,592 (the cost to the shareholder).



NOTE 6:     INCOME TAXES

Income taxes are accrued at the statutory U.S. and state income tax rates.

Income tax expense is as follows:
                                          5/15/01     3/31/01
Current tax expense (benefit):
  Income tax at statutory rates         $    -0-      $     -0-

Deferred tax expense (benefit):
  Operating Loss Carryforward              (7,061)       (7,081)
                                           ------        ------
                                           (7,061)       (7,081)
Valuation allowance                        (7,061)       (7,081)
                                           ------        ------
Total Tax Expense (Benefit)             $     -0-      $     -0-
                                         =========      ========
     Deferred tax assets:
       NOL                              $  14,142      $  7,081
       Valuation allowance                (14,142)       (7,081)
                                          -------        ------
     Net deferred tax assets            $     -0-      $     -0-
                                         ========        =======

The Company has net operating loss (NOL) carryforwards for income tax purposes of approximately $76,500. This loss is allowed to be offset against future income until the year 2021 when the NOL's will expire.

The loss has been fully reserved for in the valuation allowance account due to the startup of operations and the uncertainty of the company to achieve profitability in the future.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for broad indemnification of officers and directors. Our Bylaws provide that we shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all of our directors, as well as any of our officers or employees to whom we have agreed to grant indemnification. The By-Laws provide as follows:

          "No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify."

          Because the ByLaws of the Company provide for such imdemnification, the foregoing provisions of Delaware law and the organization documents of the Company are broad enough to permit the Company to indemnify its officers and Directors from liabilities that may arise under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABIITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses in connection with this Registration Statement

Filing Fee-Securities and Exchange Commission          $     100
Fees and Expenses of Legal Counsel                       $20,000
Accounting Fees and Expenses                             $20,000
Blue Sky Fees and Expenses                              $  1,000
Printing and EDGARizing Expenses                        $  3,500
Miscellaneous Expenses                                  $  2,000
                                                        --------
                                                         $46,600
                                                        ========
RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS
FROM THE REGISTERED SECURITIES

          On December 11, 2000, the Company was incorporated under the laws of the State of Delaware.

          The date, title, and amount of unregistered securities sold/issued by the Company are as follows:

          As of December 15, 2000, the Company issued 2,015,000 shares to three persons as follows: 1,591,850 shares to Anneke Edmonds 403,000 shares to Modern Technology Corp. and 20,150 shares to Richard Kashdan. These shares were issued for assignment of software, cash and services rendered, respectively. The shares sold to Modern Technology for cash of $238,500 (assuming an investment of $188,500 and $50,000 to cover registration costs) amount to a cash price of $.59 per share. To the date of this Registration Statement $218,500 was paid, ($188,500 and $30,000 covering registration costs of this distribution, amounting to a cash payment of $.54 per share. Shares issued to Anneke Edmonds for assignment of software were valued at $1,592, or $.001 per share. Shares issued to Richard Kashdan for services were valued at $9,471, or $.47 per share.

There was no underwriter involved and the shares were issued pursuant to
Section 4(2) of the Securities Act.

EXHIBITS

(a)	Exhibits
3(I)     Articles of Incorporation
3(ii)     By-Laws of the Company
5.1	Opinion re:  legality
10.1    Agreement Between Andy Edmonds and Modern Technology Corp.
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Greenberg & Company LLC.


(b)	The following financial statement schedules are included in this
Registration Statement.

UNDERTAKINGS

          The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any registration statement required by Section
10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Registration Statement any facts or events arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statements or any material change to such information in the registration statement.

(b)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as
expressed in the Act and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities
Act of 1933, the information omitted from the form of registration statement filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Registration Statement filed by the registrant pursuant to Rule
424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities
Act of 1933, each post-effective amendment that contains a form of Registration Statement shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, as amended, Scientio, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirments for filing on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of September, 2001.



                                        SCIENTIO, INC.


                              By:   S/Andrew Edmonds ____
                                          Andrew Edmonds
                                       President and Director


           In accordance with the requirements of the Securities Act of 1933, the Registration Statement was signed by the following persons in the capacities and on the dates stated:


                                    S/Andrew Edmonds_______________
                                      Chief Executive Officer and Director


                                    S/Anneke Edmonds_______________
                                      Chief Financial and Accounting
                                      Officer and Director


                                    S/Arthur Seidenfeld_______________
                                      Secretary and Director


Dated: September 13, 2001





Exhibit 3(l)
Certificate of Incorporation

Of

SCIENTIO, INC.



The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

FIRST: The name of the corporation is:

SCIENTIO, INC.

SECOND: The address of the initial registered and principal office of this corporation in the state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

FOURTH: The corporation shall be authorized to issue the following shares:

Class        Number of Shares          Par Value

COMMON       30,000,000                 $.001

FIFTH: The name and address of the incorporator is as follows:

Name                         Address

Michael A. Barr          10 Bank Street
                         White Plains, New York 10606

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless by By-laws so provide.
(2) The Board of Directors shall have power without the assent or vote of the stockholders:

(a) To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

(4) In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such posers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.




SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102 (b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)97) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.





IN WITNESS WHEREOF, the undersigned executes this document and affirms that the facts set forth herein are true under the penalties of perjury this eight day of December, 2000.








S/MICHAEL A. BARR
Michael A. Barr, Incorporator


Exhibit 3(ii)
BY-LAWS

OF

SCIENTIO, INC.


ARTICLE I
OFFICES

SECTION 1. REGISTERED OFFICE. - The registered office shall be established and maintained at c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901 and United Corporate Services, Inc. shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES. - The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3. VOTING. - Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each shareholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 4. QUORUM. - Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote the meeting.

SECTION 5. SPECIAL MEETINGS. - Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

SECTION 6. NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. ACTION WITHOUT MEETING. - Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


ARTICLE III
DIRECTORS


SECTION 1. NUMBER AND TERM. - The number of directors shall be three
(3). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

SECTION 2. RESIGNATIONS. - Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. - If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4. REMOVAL. - Any director or directors may be removed, with or without cause, by the holders of a majority of all the shares of stock outstanding and entitled to vote, at an election of directors. (See Title 8 141(k) of the General Corporation Law for exception.)

SECTION 5. INCREASE OF NUMBER. - The number of directors may be increased by amendment by these By-laws, by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6. POWERS - The Board of Directors shall exercise all of the powers of the corporation except such as are conferred upon or reserved to the stockholders by law, or by the Certificate of Incorporation of the corporation or by these By-laws.

SECTION 7. COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the posers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation; and unless the resolution, these By-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 8. MEETINGS. - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

Unless restricted by the incorporation document or elsewhere in these By-laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear other at the same time. Participation by such means shall constitute presence in person at such meeting.

Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call a special meeting of the Board and give five (5) days notice by mail, or two
(2) days notice personally or by telegraph or cable to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

SECTION 9. QUORUM. - A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10. COMPENSATION. - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. ACTION WITHOUT MEETING. - Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, it prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filled with the minutes of proceedings of the Board or committee.




ARTICLE IV
OFFICERS


SECTION 1. OFFICERS. - The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT. - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or an Assistant Treasurer.


SECTION 5. VICE PRESIDENT. - Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.


SECTION 6. TREASURER. - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 7. SECRETARY. - The Secretary shall give or cause to be given notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-laws, and in the case of his absence or refusal to neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholder, upon whose requisition the meeting is called as provided by these By-laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. -
Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V
MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. - A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 2. LOST CERTIFICATES. - A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. - (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted.

SECTION 5. DIVIDENDS. - Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conductive to the interests of the corporation.

SECTION 6. SEAL. - The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "Corporate Seal, Delaware, 2000". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7. FISCAL YEAR. - The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE. - Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


ARTICLE VI
AMENDMENTS

These By-laws may be altered or repealed and By-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat; or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-law or By-laws to be made, be contained in the notice of such special meeting.


ARTICLE VII
INDEMNIFICATION


No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined bylaw or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.




Exhibit 5.1
                            GERALD A KAUFMAN
                             ATTORNEY AT LAW
                          33 WALT WHITMAN ROAD
                              SUITE 233
                   HUNTINGTON STATION, NEW YORK 11746
                                 ______
                        TELEPHONE (631)271-2055
                           FAX (631)271-2488

June 26, 2001
Scientio, Inc.
461 Beach 124th Street
Belle Harbor, NY 11684

Re: Registration Statement on Form SB-2

Ladies/Gentlemen:

I have acted as counsel for Scientio, Inc. (The "Company") in connection with the Registration Statement on Form SB-2 to be filed by the Company with the Securities Exchange Commission (the "Registration Statement") relating to 403,000 shares of Common Stock ("Shares") to be issued as a distribution to the shareholders of Modern Technology Corp.

In connection with the Registration Statement, I have examined such records and documents and have made such other examinations as I deemed relevant I have assumed the genuiness of all documents.

Based upon the above examination, I am of the opinion that the Shares to be issued pursuant to the Registration Statement are validly authorized and, when issued, will remain and be fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters". In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 or 11 of the Securities Act.

Sincerely yours,


Gerald A. Kaufman
GAK:jgc




Exhibit 10.1
                                  AGREEMENT


Agreement made this 8th day of December by and among Modern Technology Corp., a Nevada corporation ("MTC") with an address at POB 940007, Belle Harbor, N.Y. 11694 U.S.A., Andrew N. Edmonds, an individual ("Andy") with an address at Haydon House, Station Road, Woburn Sands, Bucks MK17 8RX, United Kingdom, Anneke Edmonds (Anneke") with an address at Haydon House, Station Road, Woburn Sands, Bucks MK17 8RX, United Kingdom and Arthur Seidenfeld, an individual ("Arthur") with an address at 461 Beach 124 Street, Belle Harbor, N.Y. 11694 U.S.A.

WHEREAS the above parties desire to organize a new Delaware corporation to acquire ownership and commercialisation rights to a line of software products designated as "the family of XML products" and

WHEREAS, the parties desire to set forth their agreements and respective rights and obligations:

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1. Formation of Corporation. A Delaware corporation shall be formed within 15 days from the date of this agreement with a capitalization of 30,000,000 authorized shares, par value $.001 per share. The name of the corporation shall be Scientio Inc., or if the name is not available, as agreed to by Andy and Arthur. Expenses in connection with the incorporation shall be borne by MTC.

2. Capitalization.     (a) The Corporation shall be capitalized with
30,000,000 authorized shares, which shall be common shares of the par value $.001 per share, and will issue 2,015,000 shares as follows:
(b) Initially, Anneke will be issued shares equal to 79% of the shares to be outstanding (1,591,850) MTC shall be issued 20% of the shares to be outstanding (403,000 shares) and Richard Kashdan will be issued 1% of the shares to be outstanding (20,150 shares).

3. Consideration.     (a) In exchange for the shares, Anneke will
assign to the Corporation all the rights, including ownership and commercialisation rights, to a line of software products developed by Andy, known as "the family of SML products" and designated in Schedule 1 hereto. Anneke declares that she is the owner of these products and has the right to sell them.

(b) MTC will receive its shares for agreeing to invest $188,500 as follows (1) $100,000 dollars to be invested within 60 days of the organization of the Delaware corporation (2) $88,500 between four and six months from the date of the first investment.



(c) Richard Kashdan will receive his shares for the services he performed in relation to the formation of the corporation.

4. Additional Shares. In the event any additional shares are issued by the Corporation within three (3) years from the date of this agreement, then MTC will be granted an option for a period of three years to buy shares equal in number to those issued at the same price offered to the new shareholders.

5. Management.     (a) The initial board of directors shall consist of
three persons who shall be Andy Edmonds, Anneke Edmonds, and Arthur Seidenfeld. Anneke and MTC agree to vote their shares for these persons as the board of directors for a three-year period from the date hereof or until the corporation becomes a "public company", whichever is earlier.

(b) Officers shall be nominated as follows:

Andy Edmonds - President
Anneke Edmonds - Treasurer
Arthur Seidenfeld - Secretary

6. Business.     (a) The main purpose of the Delaware corporation is
to acquire the ownership and commercialisation rights to a line of software products developed by Andy and owned by Anneke and designated "the family of XML products" and set forth on schedule 1.

(b) In addition, Andy agrees to transfer and assign to the Delaware corporation all improvements of products in Schedule 1 and any new software products he develops along with the revenues from any future software consulting agreements he forms with third parties and to develop software products exclusively fro the corporation for three (3) years from the date hereof.

(c) At the end of one year from date of organization, in the event the Delaware corporation is unable to pay Andy a salary of at least $90,000 per annum, Andy will be free of any restrictions imposed by subparagraph (b) above, provided further that Anneke returns to the treasury of the Delaware corporation all issued shares owned by her for no compensation. Should Andy leave within the 3 year period discussed above, he agrees not to develop any products competitive with the products mentioned in
Schedule 1 for a 3 year period.

7. Use of Funds. The parties agree that the $188,500 investment will be used over the next twelve months as set forth in Schedule 2 hereto and for the purposes set forth therein. There shall be no change greater than 10% in the use of proceeds in Schedule 2 unless all three directors approve the change. The corporation agrees to hire a payroll and bookkeeping service in the United Kingdom with copies sent to MTC.



8. Registration of Shares. It is the intention that the shares of the Corporation will be registered under the Securities Acts for Distribution and Trading.

It is agreed that, at an appropriate time within a period of one year from the date hereof, the Corporation shall prepare and file a registration statement under the Securities Act of 1933 in order to distribute to MTC's shareholders, MTC's shareholdings in the Corporation on a pro rate basis.

Andy agrees to fully cooperate with MTC's lawyers and accountants in connection with the registration of the distribution.

MTC agrees to pay all expenses related to filing the registration statement, including legal and accounting expenses and fees.

IN WITNESS WHEREOF the parties have signed this agreement as of the day first written above.

Modern Technology Corp.

By__________________________
Arthur Seidenfeld, President



____________________________
Andrew N. Edmonds




_____________________________
Anneke Edmonds




_____________________________
Arthur Seidenfeld




SCHEDULE 1




The "family of XML products" is defined as follows:

A software product, initially named XML Miner, configured to be compatible with Microsoft Corporation COM interface specification, intended to read data generated by a third party application encoded in Extensible Mark-up Language
(XML) as specified by the World Wide Web Consortium, and to generate from that data, using the process of rule induction, rules enabling the prediction of values of blank or missing data items in that same data set or others of compatible structure and content. The rules so generated are expressed in XML using a proprietary data structure specification or "schema" (the Rule Schema), which also forms part of the family of products.

A software product, initially names XMLRule, configured to be compatible with Microsoft Corporations COM interface specification, intended to read XML encoded rules generated by XMLMiner, or by any other source that produces XML compatible with the Rule Schema, and to enable the evaluation of the contained rules with actual data values. These data values being easily applied using the COM interface, and the products response based on the rule set being easily accessible over the same COM interface, this product can be easily incorporated into a range of web sites and applications based on Microsoft NT or Windows 2000 technology.

Support products: The first initially named "Strucfind" that displays the structure of XML document so that selection of the data values within the document to form the source of the predictions, and the data values that represent the predicted entity are made simpler. The second consisting of an "XSLT" style sheet that permits the display in human readable form of rules conforming to the Rule Schema when used in concert with a suitable web browser, the Rule Display Style Sheet.

State of Completion

XMLMiner and XMLRule have been tested with a variety of small test sets and have been shown so far to comply with the above description, but exhaustive testing, and any required corrective action, has not yet been performed. StrucFind and the Rule Display Style Sheet are not yet completed.



SCHEDULE 2


USE OF PROCEEDS - NEW CORPORATION


Salary - Andy Edmonds               $120,000
Rent and use of equipment             21,000
Advertising                           15,000
Telephone                              3,000
Increase in Bandwidth                  8,500
Added software professionals           9,500
Bookkeeping and payroll                1,500
                                     -------
TOTAL                               $188,500
                                     =======





























Exhibit 23.2


              Independent Auditors' Consent

We consent to the use in this Registration Statement of Scientio Inc on Form SB-2 of our report dated June 12, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




Greenberg & Company CPA's LLC


Springfield, NJ
September 13, 2001